Exhibit 4.1

Sealy Industrial Partners IV, L.P. A Sealy & Company Sponsored Investment		SEALY & COMPANY

Class A & R Units Subscription Agreement

PLEASE READ CAREFULLY THE CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM OF SEALY INDUSTRIAL PARTNERS IV, L.P., DATED OCTOBER 18, 2024, AND ALL EXHIBITS THERETO (“MEMORANDUM”), BEFORE DECIDING TO SUBSCRIBE. THE OFFERING DESCRIBED IN THE MEMORANDUM (THE “OFFERING”) IS LIMITED TO INVESTORS WHO QUALIFY AS “ACCREDITED INVESTORS” AS DEFINED IN RULE 501 OF REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EACH PROSPECTIVE INVESTOR SHOULD EXAMINE THE SUITABILITY OF AN INVESTMENT IN THE PARTNERSHIP IN THE CONTEXT OF HIS, HER OR ITS OWN NEEDS, INVESTMENT OBJECTIVES, AND FINANCIAL CAPABILITIES AND SHOULD MAKE HIS, HER OR ITS OWN INDEPENDENT INVESTIGATION AND DECISION AS TO THE SUITABILITY OF THE INVESTMENT. EACH PROSPECTIVE INVESTOR IS ALSO ENCOURAGED TO CONSULT WITH HIS, HER OR ITS BUSINESS OR TAX ADVISOR REGARDING THE RISKS AND MERITS OF AN INVESTMENT IN THE PARTNERSHIP.

Investors/Advisors may also
complete and email the fillable PDF of this agreement.	Investors:	If You Are Investing As A:

ALL PAGES in this packet must be returned in order for your subscription to be accepted. All the pages of the Subscription Agreement must be read, completed, initialed, signed and dated by the investor(s), and signed by the registered representative.

Complete: Sections 1 through 4 Sign: Sections 4(a) (if applicable), 7, and Optional TOD form Initial: Section 3 Registered Representatives & Registered Investment Advisors:

Trust: attach trust documents or complete the Trust Certification at the end of this agreement.

Partnership: attach current partnership agreement.

Corporation: attach Corporate Resolution to purchase, the current Articles of Incorporation and By-laws and documentation naming the person authorized to sign for the entity.

Limited Liability Company: attach Company Resolution to purchase, and the current Articles of Organization, operating agreement and documentation naming the person authorized to sign for the entity.

IMPORTANT Registered Representatives:	Complete and Sign Section 5 (applicable page)

If your Broker-dealer requires you to send the subscription documents and checks to its home office, please adhere to your Broker-Dealer’s policy. If you do not know your Broker-Dealer’s policy, please contact them to confirm.

We highly recommend that you submit these forms well in advance of the deadline to allow for proper processing, and to allow for any issues to be resolved such as typographical errors, documents lost in the mail, incomplete documents, bounced checks, etc.

For help with this form, feel free to contact:

	Payments By Check: Make check payable to: Sealy Industrial Partners IV, L.P. Send check/printed subscription agreement to one of the below: PO Box Sealy & Company, LLC PO Box 219358 Kansas City, MO 64121	Payments By Wire: Bank Name/Address: UMB Bank, N.A. 1010 Grand Ave. Kansas City, MO 64106 Account Title: Sealy Industrial Partners IV, L.P. Account Number: 9872586603

Sealy Investment Securities, LLC 8401 N Central Expy, Suite 150. Dallas, Texas 75225 888.732.5990	OR Overnight Address Sealy & Company, LLC 430 W 7th Street Suite 219358 Kansas City, MO 64105	Routing (ABA) Number: 101000695 UNDER ANTI-MONEY LAUNDERING RULES, CASHIER’S CHECKS & STARTER CHECKS CANNOT BE ACCEPTED.

1	SIPIV-SD-CAR-SIS/102024

Section 1 Elections					1

Minimum Subscription Class A & R Units: $50,000	1a.	Investment Type & Amount
		Class A Units (the “Units”):			Class R Units (the “Units”):
		Subscription Amount			Subscription Amount
		$		$

If you are making an additional subscription to an existing account,

do not complete this

form. Please instead

request a copy of

and complete the Sealy

Industrial Partners IV, L.P.

Additional Subscription

Form.

* Required
	1b.	Private Placement Memorandum
		PPM Receipt Date*			PPM Number*

	1c.	Form of Ownership of the Units (CHECK ONLY ONE)
For United States Citizens:
I am completing subscription as a partnership, LLC, corporation, or trust, and the partners, members, stockholders, or beneficiaries thereof are citizens of the United States.
For Citizens of Foreign States:

I am completing subscription as a partnership, LLC, corporation, or trust, and the partners, members, stockholders, or beneficiaries thereof are citizens of  _____________________________ (country of citizenship).

For United States and Foreign States Citizens (CHECK ONLY ONE) Please select Form of Ownership of the Units below. Please make appropriate sub-selections where necessary:
			Individual	Trust	Tenants-in-Common
			TOD	Revocable
Irrevocable
			IRA	Limited Liability Company	Joint Tenancy with Survivorship Rights
			Traditional	C Corporation
			Roth	S Corporation
			Rollover	Partnership	Community Property with Survivorship Rights
Benefited (Inherited)
Defined Benefit Plan
Other

	1d.	Regulatory Matters (CHECK ALL APPLICABLE BOXES) Note that additional information may be requested.
			Investor is associated with a Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm.		Investor is an entity that is tax-exempt for U.S. federal income tax purposes.
			Investor is a plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).		Investor is subject to the U.S. Bank Holding Company Act of 1956 or directly or indirectly “controlled” (as that term is defined in such act) by an individual or entity that is subject to such act.

2	SIPIV-SD-CAR-SIS/102024

Section 2 Purchase Questionnaire		2

* Required if applicable
2a.	Investor(s) Information

To Be Completed by All Investors:

Individuals:

Complete Section 2a

Trusts/Entities:

Complete Section 2a & 2b

Custodied Accounts:

Complete Sections 2a, 2b, & 2c

Additional Documentation:

Individuals: Attach a copy of a government-issued identification form, either a driver’s license or a passport.

Corporations: Attach a copy of the corporate resolution to purchase and naming the person authorized to sign for the entity.

Partnerships: Attach a copy of the partnership resolution to purchase and naming the person authorized to sign for the entity.

Trusts: Attach a copy of the instrument empowering the trustee(s) to purchase units or trust certification form.

Limited Liability Companies: Attach a copy of the company resolution authorizing this purchase the current articles of organization, operating agreement, and documentation naming the person authorized to sign for the entity.

*NOTE:

Payments made from a bank account that is registered to an individual (or entity) other than the primary investor must have an accompanying letter signed by that account holder’s bank confirming such funds were authorized by the account holder.

	Name of Investor or Trustee*	Name of Joint Investor or Trustee
	Date of Birth*	Date of Birth
	Residence Address (do not use PO Box)*	Alternative Mailing Address
	City, State, & Zip Code	City, State, & Zip Code
	Home Telephone	Home Telephone
	Business Telephone	Business Telephone
	Source of Funds*	Source of Funds*
	Social Security No.	Social Security No.
Email

Electronic Communication

I understand that the Company may provide the Memorandum, Memorandum supplements, reports, distribution notices and other information, or documents, electronically unless I opt-out of electronic delivery by sending the Company instructions in writing that I would like to receive such documents in paper format. Unless I elect otherwise and notify the Company as provided herein, all documents will be provided in electronic form by email. I must have internet access to use electronic delivery. While the Company imposes no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on the Company’s investor portal: Sealy Digital Investor Portal. Investors may access and print all documents provided through this service. As documents become available, the Company will notify me of this by sending me an e-mail message that will include instructions on how to retrieve the document. If the Company’s e-mail notification is returned as “undeliverable,” the Company will contact me to obtain my updated email address. If the Company is unable to obtain a valid e-mail address for me, the Company will send a paper copy by regular U.S. mail to my address of record. I may opt-out of electronic delivery at any time and, following receipt of my notification, the Company will begin sending me a paper copy of all required documents. However, in order for the Company to ensure timely delivery of documents to me, my notification must be given to the Company a reasonable time before electronic delivery has commenced. The Company will provide me with duplicate paper copies at any time upon request. Such request will not constitute notification of my decision to opt-out of electronic delivery

2b.	Investment Title

Please print title in which shares are to be registered. Include the trust name or business entity, if applicable.

If an IRA or qualified plan, include both custodian and investor names and tax ID numbers if different from above section 2a.

Title*
	Title (continued)*	Taxpayer ID No. (Plan or Trust)
	Social Security/Tax ID No. (Investor/Trustee)	Social Security/Tax ID No. (Joint Investor/Trustee)

2c.	Custodian Information
Custodian Name*
	Custodian Address	Custodian EIN*
	City, State, & Zip Code	Primary Telephone
Investor’s Account No. With Custodian*

3	SIPIV-SD-CAR-SIS/102024

Section 3 Accredited Investor Certification		3

To Be Completed by All Investors:	PLEASE ENSURE THIS SECTION HAS BEEN INITIALED BY CLIENT.
If the investment is made as joint tenants or tenants- in-common, the joint or common tenant should also initial.

I understand that the representations contained in this Section 3 are made for the purpose of qualifying me as an “accredited investor” for the purpose of exempting a sale of securities to me from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). I hereby represent, warrant, and confirm that the statement or statements marked below are true and correct in all respects and I am an accredited investor because:

	Initial Here	Initial Here (co-owner if any)
For Individual Investors:

I represent and warrant that I am reviewing the Memorandum and the related subscription documents for my own investment interest as a principal and that I am an “accredited investor” because, as indicated, I satisfy one or more of the following standards.

	(CHECK ALL APPLICABLE BOXES)

I have an individual net worth* or joint net worth with my spouse or spousal equivalent**, which exceeds $1,000,000.

I had individual income (exclusive of any income attributable to my spouse or spousal equivalent**) of more than $200,000 in each of the two most recent years and have a reasonable expectation to have individual income in excess of $200,000 in the current year. (For purposes of this Investor Certification, “individual income” means my adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse or spousal equivalent**).

I had joint income with my spouse or spousal equivalent** of more than $300,000 in each of the two most recent years and have a reasonable expectation to have joint income in excess of $300,000 in the current year.

I am a director or executive officer, or “knowledgeable employee” (as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940) of Sealy Industrial Partners IV, L.P. or its General Partner.

I am a “family client” (as defined in Rule 202(a)(11)(6)-1 under the Investment Advisers Act of 1940) of a “family office” meeting the requirements set forth in the “family office” category of Entity Investors set forth below.

I hold in good standing one of the following securities licenses: Series 7 (general securities representative), Series 65 (adviser representative), or Series 82 (private securities offerings representative).

*For purposes of this Accredited Investor Certification, the term “net worth” means the excess of total assets over total liabilities; provided however that for purposes of calculating net worth, the value of the investor’s primary residence and the related amount of indebtedness that is secured by such primary residence, up to the estimated fair market value of such primary residence at the time of the investor’s acquisition of the Units are excluded; provided, further, that if the amount of indebtedness secured by the investor’s primary residence outstanding at the time of acquisition of the Units exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the investor’s primary residence, the amount of such excess is considered a liability and is deducted from the investor’s net worth. Furthermore, indebtedness secured by the investor’s primary residence in excess of the estimated fair market value of such primary residence at the time of the investor’s acquisition of the Units is considered a liability and is deducted from the investor’s net worth.

**The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

.

4	SIPIV-SD-CAR-SIS/102024

Section 3 Accredited Investor Certification	3

For Entity Investors:

I am completing this Investor Certification on behalf of an entity, and I represent and warrant that such entity is an “accredited investor” because, as indicated, it satisfies one or more of the following standards.

(CHECK ALL APPLICABLE BOXES)

The entity is a trust, with total assets in excess of $5,000,000, that was not formed for the specific purpose of acquiring the Units and which has its investments directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of purchasing the Units.

The Holder is a grantor trust, and each grantor of the trust (i) has the power to revoke the trust and regain title to the trust assets and (ii) is an accredited investor as described in one or more of the “individual investors” categories set forth above. (If the Holder is described by this Item, the Holder should describe the circumstances under which the trust is revocable by the grantor.)

The entity is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, corporation, Massachusetts or similar business trust, limited liability company or partnership, with total assets in excess of $5,000,000 that was not formed for the specific purpose of acquiring Units.

All of the equity owners of the entity are “accredited investors” and the entity is not a trust.

The entity is a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

The entity is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

The entity is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or pursuant to the laws of any state, or is exempt from registration under Section 203(l) or (m) of the Investment Advisers Act of 1940.

The entity is an insurance company, as defined in Section 2(a)(13) of the Securities Act.

The entity is an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that Act.

The entity is a Small Business Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

The entity is a Rural Business Investment Company, as defined in Section 384A or the Consolidated Farm and Rural Development Act.

The entity is a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

The entity is a plan established and maintained by a U.S. state, its political subdivisions, or any agency or instrumentality of such state or its political subdivisions, for the benefit of its employees, which has total assets in excess of $5,000,000.

The entity is an employee benefit plan within the meaning of ERISA and: (i) the investment decision with respect to the Units is being made by a plan fiduciary, as defined in Section 3(21) of ERISA, of the employee benefit plan that is either a bank, savings and loan association, insurance company or registered investment adviser; (ii) the employee benefit plan has total assets in excess of $5,000,000; or (iii) if the plan is a self-directed plan, the plan’s investment decisions are made solely by the persons that qualify as “accredited investors” as set forth under “Individual Investors” above.

The entity is a “family office”(as defined in Rule 202(a)(11)(6)-1 under the Investment Advisers Act of 1940): (i) with assets under management in excess of $5,000,000; (ii) not formed for the specific purpose of acquiring the Units; and (iii) which has its investments directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of purchasing the Units.

The entity is a “family client” of a “family office” meeting the requirements set forth in the “family office” category above.

The entity is any other entity not formed for the specific purpose of acquiring the Units and owns “investments” (as defined in Section 2(a)(51) of the Investment Company Act) in excess of $5,000,000.

5	SIPIV-SD-CAR-SIS/102024

Section 4 Distribution Information		4

To Be Completed by All Investors:

Please choose one option: You may elect to enroll in the Partnership’s distribution reinvestment plan or receive distributions via ACH or Check. Please complete either section 4a, 4b, OR 4c to make your election.

4a.	Distribution Reinvestment Plan

Please reinvest distributions in the Partnership pursuant to the Partnership’s Distribution Reinvestment Plan.
If held within a custodian account, please provide custodian name and client account number. I hereby elect to participate in the Partnership’s Distribution Reinvestment Plan.
	Signature of Investor	Date

	Signature of Joint Investor, if applicable	Date

	Custodian Name	Custodian Account Number

4b.	ACH Authorization

Please send distributions via ACH.

I hereby authorize Sealy Industrial Partners IV, GP, LLC (the “Company” or “General Partner”) to initiate credit entries to the bank account(s) listed below. I further authorize the financial institution(s) named below to credit such account(s). I understand that this authorization remains in effect until the Company receives from me, in writing, notification to terminate the authorization in such a time and manner a s to afford the Company and my financial institution(s) a reasonable time to act on it.

	Name of Financial Institution	Checking or Savings Account

	Bank Routing Number (9 digits are required)	Bank Account Number

	Account Holder	Joint Account Holder

	Signature/Date	Signature/Date

4c.	Distribution Authorization

Please send distributions via check to investor’s address of record.
Please send distributions to custodian account (if applicable complete information below).
Please send distributions to brokerage account (if applicable complete information below).

Account Name

Account Number

	Bank/Custodian Address	Bank/Custodian City, State, & Zip Code

6	SIPIV-SD-CAR-SIS/102024

Section 5 Broker-Dealer Registered Representative Information				5

To Be Completed By The Registered Representative: (For Commission and Other Purposes)

I hereby represent that I have discharged my affirmative obligations under applicable Securities and Exchange Commission and FINRA rules, hereby represent that, if applicable, I am licensed with FINRA in the state of sale, and hereby further certify as follows: (a) a copy of the Memorandum of the Partnership, dated October 18, 2024 has been delivered to the subscriber; (b) I have specifically obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio, and other financial information; (c) I have determined that an investment in the Partnership is suitable for such subscriber, that an investment in the Partnership is in the best interest of such subscriber (if the subscriber is an individual investor), that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of the Partnership and an investment in the Partnership.

The broker-dealer or authorized representative has personally seen and recorded a government issued identification document for evidencing the residence or nationality of the subscription has a reasonable basis for verification of the subscriber’s identity. The broker-dealer or authorized representative warrants that, in connection with the completion of the Subscription Agreement included as part of these subscription documents, the broker-Dealer or authorized representative completed documentation confirming that the subscriber(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individual subjects to economic and trade sanctions.

* Required if applicable
Electronic Communication: By signing this agreement,you are agreeing to receive electronic notifications of your clients’ shareholder, tax, and offering notices via email communication.	5a.	Registered Representative Information

		Name of Broker-Dealer*	Name of Company (if other than Broker-Dealer Name)*

		Name of Registered Representative*	Registered Rep ID No.*	Registered Rep Branch No.

		Registered Representative Office Address*	City, State, & Zip Code*

		Registered Rep Phone No.	Registered Rep Email Address

		Signature of Registered Representative*		Date

	5b.	Broker-Dealer Information

Name of Principal Branch Manager*

		Broker-Dealer Address	City, State, & Zip Code

		Broker-Dealer Phone No.	Broker-Dealer Email Address

		Signature of Principal Branch Manager*		Date

		Signature of Broker-Dealer*		Date

7	SIPIV-SD-CAR-SIS/102024

Section 5 Investment Advisor Representative Information		5

To Be Completed By The Investment Advisor Representative:	Registered Investment Advisor (RIA)

Check this box if the subscriber’s investment in the Partnership is made through an RIA.

(If an owner or principal or any member of the RIA is a FINRA licensed registered representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not the RIA).

The undersigned registered investment advisor of the firm identified below hereby certifies that he or she has procured this subscription and that he or she is familiar with the subscriber making this investment in the Partnership and has determined that such subscriber qualifies as an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

The undersigned registered investment advisor further certifies that:

1.
he or she is registered with (please check one) the SEC or the State of _________
2.
unless noted below, (a) he or she is not a member of FINRA, and, based on the activities he or she performs, is not required to be a member of FINRA or to register as a broker or dealer under federal or state law, and (b) he or she is not affiliated with a member of FINRA.
3.
advisor signature below constitutes his or her agreement to be bound by the provisions of the terms and conditions set forth on the following page.

Electronic Communication: By signing this agreement, you are agreeing to receive electronic notifications of your clients’ shareholder, tax, and offering notices via email communication.		* Required if applicable
Print Name of Registered Investment Advisor*

	Print Name of Investment Advisor Representative*	Investment Advisor Representative CRD/IARD Number*

	Investment Advisor Representative Signature*	Date

	Registered Investment Advisor Office Address*	City, State, & Zip Code

	Phone	Fax

	Email	Additional Email

8	SIPIV-SD-CAR-SIS/102024

Section 6 Subscription Agreement	6

SUBSCRIPTION AGREEMENT TERMS AND CONDITIONS – REGISTERED INVESTMENT ADVISORS

For purposes of the Subscription Agreement and the subscription of the person (the “Subscriber”) subscribing hereunder (the “Subscription”), the advisor identified herein (“Advisor’’) represents and warrants to, and agrees with, the Partnership and its General Partner, as follows (capitalized terms used herein without definition have the meanings ascribed to such terms in the Subscription Agreement):

1. Advisor acknowledges and agrees that no compensation will be paid in respect of the Subscription to the Advisor by the Partnership or any person acting on its behalf.
2. In its communications with Subscriber with respect to the Offering and in procuring the Subscription, the Advisor represents as follows:

a.
The Advisor delivered a current private placement memorandum and related exhibits and supplements (the “PPM”) to the Subscriber. The Advisor did not give any information or make any representations other than those contained in the PPM or in any supplemental sales literature furnished by the Partnership or the General Partner for use in making solicitations in connection with the offer and sale of the Units.

b. The Advisor did not engage in any form of general solicitation or general advertising
c. The Advisor has an investment advisory relationship with the Subscriber, which relationship was established before the commencement of the Offering.
d. The Subscriber resides in a jurisdiction that the Partnership identified as a jurisdiction in which the Units are qualified for sale or as to which such qualification is not required.
e. The Advisor has determined that an investment in the Partnership is appropriate for the Subscriber’s advisory account and is in the Subscriber’s best interest.

f.
The Advisor has reasonable grounds to believe that the Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and that the Subscriber meets the financial qualification and suitability standards and other requirements established by the Partnership for investing in the Offering.

g. The Advisor has submitted to the Partnership any prescribed pre-qualification questionnaires completed by or for the Subscriber.

h.
If the Advisor is not exercising investment discretion with respect to the Subscription, the Advisor advised the Subscriber that the Subscriber would be afforded the opportunity to ask questions of, and receive answer from the Partnership and the General Partner, and their respective principals, concerning the Partnership, the General Partner, the respective affiliates of each of the foregoing entities, the Units and the terms and conditions of the Offering, and to obtain any additional information deemed necessary to verify the accuracy of the information contained in the Memorandum to the extent possessed by the General Partner or obtainable by it without unreasonable effort or expense.

i.
Prior to submitting the Subscription, the Advisor made reasonable inquiry to determine (i) that the Subscriber is acquiring the Units for the Subscriber’s own account and not on behalf of other persons, (ii) that the Subscriber understands the limitations on the Subscriber’s disposition of the Units under applicable federal and state securities laws and the Partnership Agreement, and (iii) that the Subscriber understands that he, she or it must bear the economic risk of the investment for an indefinite period of time because of such limitations.

3.
The Advisor agrees to maintain, for at least six years, a record of the information obtained to determine that an investment in the Partnership is a suitable and appropriate investment for the Subscriber, in the Subscriber’s best interest, and that such Subscriber meets the financial qualification and suitability standards and other requirements imposed on investors in t he Offering, and to make such records available to the Partnership during such period upon its reasonable request.

4. The Advisor agrees to keep records indicating by number to whom the Memorandum and related materials was delivered and to make such information available to the Partnership upon written request.’

5.
With respect to any nonpublic personal information, as defined in the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), of Subscriber provided to the Advisor, the Advisor agrees to (a) abide by and comply with and to cause the Firm to abide by and comply with (i) the applicable privacy standards and requirements of the GLB Act and the applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) the Firm’s own internal privacy policies and procedures, each as may be amended from time to time; (b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of Subscriber if Subscriber has opted out of such disclosures, except as necessary to service the Subscriber or as otherwise necessary or required by applicable law; and (c) provide Subscriber both initial and annual privacy notices as required pursuant to Rule 6(a) of Regulation S-P, promulgated under the GLB Act.

9	SIPIV-SD-CAR-SIS/102024

Section 6 Subscription Agreement	6

SUBSCRIPTION AGREEMENT TERMS AND CONDITIONS – REGISTERED INVESTMENT ADVISORS (CONTINUED)

6.
The Advisor has conducted due diligence with respect to the Subscriber as if it were subject to the customer identification program rule 31, C.F.R. Section 1023.220 and/or the portion of the customer due diligence rule regarding beneficial ownership requirements for legal entity customers, 31 C.F.R. 1010.203.

7.
The Advisor nor any of its “Covered Persons” (as defined under Rule 506(d) of Regulation D promulgated under the Securities Act) is a person who falls within any of the “bad actor” disqualification provisions of Rule 506(d), which would disqualify the Partnership from reliance on the exemption provided by Rule 506, except for a disqualification event covered by Rule 506(d)(2) and for which a description has been furnished in writing to the Partnership prior to the date hereof, and (ii) the Advisor will notify the Partnership in writing, during the Offering of the Units and continuing until the termination of the Offering, of any disqualification event covered by Rule 506(d)(2) relating to any Covered Person and any event that would, with the passage of time, become a disqualification event covered by Rule 506(d) (2) relating to any Covered Person.

8. These terms and conditions shall be in full force and effect at all times during the period in which the Advisor transacts business with the Partnership in connection with the Offering.

10	SIPIV-SD-CAR-SIS/102024

Section 6 Subscription Agreement	6

I, the undersigned, hereby offer to purchase units of limited partnership interests (the “Units”) in Sealy Industrial Partners IV, L.P. (the “Partnership”) in the amount set forth in Section 1 of this Subscription Agreement and under the terms and conditions contained herein and in the Memorandum of the Partnership, dated October 18, 2024, and the exhibits attached thereto, including, without limitation, the First Amended and Restated Partnership Agreement of Sealy Industrial Partners IV, L.P. (the “Partnership Agreement”).

THE UNDERSIGNED HEREBY MAKES THE FOLLOWING REPRESENTATIONS AND WARRANTIES WITH THE FULL UNDERSTANDING THAT THE PARTNERSHIP AND ITS GENERAL PARTNER ARE RELYING ON SUCH REPRESENTATIONS AND WARRANTIES.
1. I have received, read and fully understand the Memorandum and all of its exhibits, including, without limitation, the Partnership Agreement.

2.
I am basing my decision to invest only on the information in the Memorandum and information requested of the Partnership in writing by me, and I have not relied on any other representation made by any other person. I am familiar with, or have previously made investments in, investment interests comparable to these limited partnership interests.

3.
I am a citizen and/or a legal permanent resident of the United States of America, with my principal residence maintained at the address set forth in Section 2, and I am at least twenty-one years of age.

4.
I am executing the Subscription Agreement: (A) on my own behalf, as a natural person, and I have the legal capacity to execute, deliver and perform my obligations under this Subscription Agreement; or (B) on behalf of a corporation, partnership, limited liability company, trust or other entity, and (i) such entity is duly organized, validly existing and in good standing under the laws of the jurisdiction where it was formed and is authorized by its governing documents to execute, deliver and perform its obligations under this Subscription Agreement and to become a limited partner of the Partnership, (ii) I have the full power and authority to execute and deliver this Subscription Agreement on behalf of such entity and (iii) this Subscription Agreement, and such entity’s execution hereof and performance of its obligations hereunder, has been duly authorized by all requisite corporate or other action by the entity.

5.
I am not, and, in the case of a corporation, partnership, limited liability company, trust or other entity, none of its principal owners, partners, members, directors or officers are, included on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions based on U.S. foreign policy and national security goals, Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism, or any other watch list issued by any governmental authority, including the Securities and Exchange Commission.

6. The funds that I am contributing to the Partnership are not derived from any criminal enterprise.

7.
I agree that I will provide additional information or take such other actions as may be necessary or advisable for the Partnership, in the sole discretion of the General Partner, for anti-money laundering purposes. I further agree that the following remedial measures among others may be taken by the General Partner if it determines in its sole discretion that it is in the interests of the Partnership: (i) prohibiting additional investments by, or segregating assets of, me, (ii) compulsory redemption or forced sale of the Units held by me, and/or (iii) the reporting of such action or confidential information or the reporting of my failure to comply with such requests, to appropriate governmental authorities.

8.
I understand that an investment in the Partnership involves substantial risk, and I am fully aware of and understand all of the risk factors relating to the investment, including, but not limited to, the risks set forth in the “Risk Factors” section of the Memorandum.

9.
My overall commitment to investments that are not readily marketable is not disproportionate to my individual net worth. My investment in the Partnership will not cause my overall commitment to illiquid investments to become excessive. I have adequate means of providing for my financial requirements, both current and anticipated, and have no need for liquidity in this investment. I can bear and am willing to accept the economic risk of losing my entire investment in the Partnership.

10.
I am purchasing the Units for my own account and for investment purposes only, and not for the account of others. I have no present intention, contract, agreement, undertaking or arrangement to assign, resell or subdivide the Units.

11	SIPIV-SD-CAR-SIS/102024

Section 6 Subscription Agreement	6

11.
I acknowledge that the Units are being offered and sold in reliance on specific exemptions from the registration requirements of applicable federal and state securities laws, and the Partnership and the General Partner are relying upon the truth and accuracy of my representations, warranties, statements, covenants and agreements set forth herein and in the accompanying Investor Certification in order to determine my suitability to invest in the Partnership.

12.
All the information that I have provided on the accompanying Investor Certification and this Subscription Agreement is complete, accurate and correct as of its date and may be relied on by the Partnership and the General Partner in connection with my investment. I hereby agree to notify the Partnership and the General Partner immediately of any material change in any of that information occurring before the acceptance of this Subscription Agreement.

13.
I have provided the correct Taxpayer Identification Number, and I am not subject to back-up withholding as a result of a failure to report all interest or dividends (or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding).

14.
I have had the opportunity to ask questions of, and receive answers from, the Partnership and the General Partner, and their respective principals, concerning the Partnership, the General Partner, the respective affiliates of each of the foregoing entities, the Units and the terms and conditions of the Offering, and to obtain any additional information deemed necessary to verify the accuracy of the information contained in the Memorandum, to the extent possessed by the General Partner or obtainable by it without unreasonable effort or expense. I have been provided with all materials and information requested by either me or others representing me, including any information requested to verify any information furnished by me.

15.
I understand that, due to the restrictions described below, and the lack of any public market existing or likely to exist in the future for the Units, my investment in the Partnership will be illiquid and I will be required to bear the financial risks of the investment for an indefinite period of time.

16.
I understand that the sale, assignment, transfer or other disposition of the Units is restricted under applicable federal and state securities laws and the terms of the Partnership Agreement. I understand that the Partnership has no obligation, and doe not intend, to register any of the Units for resale under any federal or state securities laws or to take any action under any such laws to make available an exemption from registration requirements. I further agree that I will not sell, assign, transfer or otherwise dispose of any Units I purchase, in whole or in part, unless such sale, assignment, transfer or other disposition is (A) registered under applicable federal and state securities laws or if required by the General Partner, I obtain an opinion of counsel satisfactory to the General Partner that such Units may be sold in reliance upon an exemption from registration, and (B) otherwise permitted by and made in accordance with the terms of the Partnership Agreement. I also understand and acknowledge that, if the Units are certificated, one or more legends will be placed on the Units imposed by applicable federal and state securities laws and the Partnership Agreement.

17.
I understand that no state or federal governmental authority has approved or disapproved of the Units, reviewed or passed on the accuracy or adequacy of the Memorandum or made any finding or determination relating to the fairness of an investment in the Partnership and that no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

18.
If subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), I am aware of, and have taken into consideration, the diversification requirements of Section 404(a)(3) of ERISA in determining to invest in the Partnership and have concluded that such investment is prudent and not a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA and Section 4975(c) of the Internal Revenue Code (the “Code”).

19.
If acting on behalf of a charitable remainder trust, I am aware that if any portion of the income derived from the trust’s ownership of Units is deemed to be unrelated business taxable income (“UBTI”), Section 664(c) of the Code imposes on the trust an excise tax equal to the amount of such UBTI.

20.
I understand and agree that I may not assign this offer or, except as specifically permitted by law, revoke my subscription. I acknowledge that the General Partner, in its sole and absolute discretion, has the unconditional right to accept or reject this subscription, in whole or in part, and that I will have no rights as a limited partner of the Partnership unless and until the Partnership has confirmed that this subscription has been accepted.

21.
I understand that, if I am acquiring the Units in a fiduciary capacity, the representations, warranties, statements, covenants and agreements set forth herein and in the accompanying Investor Certification shall be deemed to have been made on behalf of the person or persons for whose benefit I am acquiring such Units. I have properly identified such person or persons in these subscription documents.

6Section 6

Subscription Agreement

12	SIPIV-SD-CAR-SIS/102024

Section 6 Subscription Agreement	6

The securities represented hereby (collectively the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the provisions of any state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and under all applicable state securities laws. The Securities may not be sold, pledged, transferred or assigned except pursuant to an effective registration statement under the Securities Act and under applicable state securities laws, or in a transaction which is exempt from registration under the provisions of the Securities Act and under provisions of applicable state securities laws; and in the case of an exemption, only if the Partnership has received an opinion of counsel that such transaction does not require registration of the Securities, which opinion and which counsel shall be satisfactory to the Partnership in its sole discretion.

Investor is aware that the Partnership will make a notation in its records, and notify its transfer agent, if any, with respect to the restrictions on the transferability of the Units.

The above representations are not a waiver of any rights that I may have under the acts administered by the Securities and Exchange Commission or by any state regulatory agency administering statutes bearing on the offer and sale of securities.

INDEMNIFICATION OBLIGATIONS OF THE UNDERSIGNED

Investor shall indemnify and hold harmless the Partnership, any affiliated corporation or entity, the partners, officers, directors and employees of any of the foregoing and any professional advisors thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney’s fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation made by Investor in this Agreement, in the Accredited Investor Certification supplied by Investor in connection with this subscription, or otherwise, any breach of any of Investor’s representations or warranties, or any failure by Investor to fulfill any of its covenants or agreements under this Agreement.

INSTRUCTIONS TO INVESTOR

You are required to execute your own Subscription Agreement. The General Partner will not accept a Subscription Agreement that has been executed by someone other than you, unless such person is acting in a fiduciary capacity on your behalf or otherwise has been given your legal power of attorney to sign on your behalf, and you satisfy all of the requirements for investing in the Partnership set forth in the Memorandum, in this Subscription Agreement and in the accompanying Accredited Investor Certification.

Your execution of this Subscription Agreement constitutes your binding offer to purchase the Units subscribed for. Once you subscribe to purchase Units, you may not withdraw your subscription, except as specifically permitted by applicable law. The General Partner, in its sole and absolute discretion, may reject or accept your subscription, in whole or in part, and in each case without liability to you. If your subscription is rejected, then all of your funds will promptly be returned to you, without any interest thereon.

NOTICE TO RESIDENTS OF ALL STATES. THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE UNITS HAVE NOT BEEN APPROVED OR IS APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OF THE UNITS OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

I ACKNOWLEDGE THAT ALL DOCUMENTS, RECORDS AND BOOKS PERTAINING TO AN INVESTMENT IN THE PARTNERSHIP HAVE BEEN MADE AVAILABLE FOR INSPECTION BY ME AND MY ATTORNEY, ACCOUNTANT AND/ OR OTHER ADVISORS.

13	SIPIV-SD-CAR-SIS/102024

Section 7

Signature Page

7

I, the undersigned, hereby agree to purchase Units of Sealy Industrial Partners IV, L.P. (the “Partnership”) in the amount set forth in Section 1(a) of this Subscription Agreement and on the terms described in the Memorandum, as supplemented or amended from time to time. I acknowledge and agree that my execution of this Subscription Agreement also constitutes my execution of the First Amended and Restated Partnership Agreement (the “Partnership Agreement”) the form of which is attached as Exhibit A to the Memorandum) and I accept the terms and conditions of the Partnership Agreement if my subscription is accepted by Sealy Industrial Partners IV GP, LLC, the General Partner. I acknowledge that I may not assign this offer, nor may it be withdrawn, after it has been accepted by the General Partner. I hereby irrevocably constitute and appoint the General Partner, and its duly authorized agents, my agent and attorney-in-fact, in my name, place, and stead to make, execute, acknowledge, swear to, file, record, and deliver the Partnership Agreement on its behalf and any certificates, documents, amendments, and other instruments as specified in the Partnership Agreement. The power of attorney granted hereunder is a special power of attorney coupled with an interest and is irrevocable. I further acknowledge that there are certain representations, warranties, and covenants that I must make before the General Partner will accept my subscription.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS
Under penalties of perjury, I certify that:
1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

CERTIFICATION INSTRUCTIONS

You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signatures:	Investor Signatures
A signature and date must be provided, based on the corresponding type of ownership.
Name of Entity, if applicable

Print Name of Investor

	Signature of Investor	Date

Print Name of Additional Investor, if applicable

	Signature of Additional Investor, if applicable	Date

For Custodial Accounts:	Custodian Signatures

Please send a completed original Subscription Agreement directly to the custodian. The custodian should make checks payable to “Sealy Industrial Partners IV, L.P.” or remit wired funds pursuant to the wire transfer instructions provided on cover page.

Print Name of Participant

	Signature of Custodian, if required	Date

14	SIPIV-SD-CAR-SIS/102024

Optional

Transfer on Death (TOD) Designation

SEALY INVESTMENT SECURITIES

Optional:

This form is available for

individual and joint accounts only.

*NOTE

If TODs are selected, ALL fields are required.

Percentages elected MUST equal 100 percent.

When listing a minor as a contingent beneficiary, it is required to include the name and DOB of an adult custodian.

Please note, the primary beneficiary and investor cannot be the custodian.

The undersigned account owner(s) hereby designate the following person(s) as my beneficiary(ies). If I live in a state with community property statutes and do not designate my spouse as the sole primary beneficiary, I represent and warrant that my spouse has consented to such designation.

Beneficiary 1	Date of Birth

Social Security Number or Tax ID Number

Primary Beneficiary	Contingent Beneficiary	Percentage

Beneficiary 2

Date of Birth

Social Security Number or Tax ID Number

Primary Beneficiary	Contingent Beneficiary	Percentage

Beneficiary 3

Date of Birth

Social Security Number or Tax ID Number

Primary Beneficiary	Contingent Beneficiary	Percentage

Account Owner Signature

Print Name

Signature of Account Owner			Date

Account Co-Owner Signature (if applicable)

Print Name

Signature of Account Co-Owner, if applicable			Date

15	SIPIV-SD-CAR-SIS/102024

Optional

Trustee Certification Form

SEALY INVESTMENT SECURITIES

1.	Trust Information

This certification may be used in connection with investments made at the request of a trust (the “Trust”) in shares of common stock or common shares of beneficial interest (the “Shares”) of the applicable fund indicated below (the “Fund”). This certification may be used in lieu of providing copies of the first page and signature pages of the actual trust document itself. Please read this entire form and complete all fields before signing. If more space is needed for additional information, attach a separate sheet of paper.

	Name of Trust			Settlor/Grantor of the Trust

	SSN/Tax ID			Date of Trust Documents & Any Amendments Thereto

	Trust is (select only one):	Irrevocable	Revocable	If Revocable, List Manner of Revocation

2.	Authorized Persons
Sealy & Company has the authority to accept orders and other instructions relative to the trust account from designated trustees:
	Print Name of Trustee		Date of Birth	Print Name of Trustee	Date of Birth

	Print Name of Trustee		Date of Birth	Print Name of Trustee	Date of Birth

Successor Trustees (Complete This Section if Applicable ) (CHECK ONLY ONE) Print Name of Successor Trustee

The Trustee(s) listed above may act independently as provided in the trust document referenced above, and the execution by any one Trustee can bind the Trust.

The Trustee(s) listed above may act as a majority as provided in the trust document referenced above.

The Trustee(s) listed above must act unanimously as provided in the trust document referenced above, and the execution by or authorization of all the Trustees is required to bind the Trust.

3.	Investment Permitted

Each Authorized Person certified that it has the power under the Trust Documents and applicable law to enter into transactions and to execute and deliver any and all documents, instruments and agreements with respect to the Fund involving (i) the establishment and modification of subscriptions pertaining to the investments in the Fund and (ii) following the acceptance of its subscription and the admission of the Trust as a shareholder or member of the Fund, (A) any instructions or directions relating to the Trust’s investment in the Fund, including, but not limited to, those relating to participation in the distribution reinvestment plan of the Fund, if any, (B) the implementation of any transfer or assignment of some or all of the Shares owned by the Trust, or (C) to any extent possible, the redemption of some or all of the Shares owned by the Trust.

Each Authorized Person understands that the Fund, in its sold discretion, may require the written consent of any or all Authorized Persons prior to acting upon the instructions of any individual Authorized Person. In consideration for the Fund’s acceptance of the Trust’s subscription for Shares in reliance on this certification, the Authorized Person(s), jointly and severally, hereby agree to indemnify the Fund and its officers, directors, trustees, employees, dealer managers, advisers, broker-dealers, agents, representatives and any affiliates thereof (collectively, the “Indemnified Parties”) and hold the Indemnified Parties harmless from and against any and all liability whatsoever related to effecting any orders, transactions, directions or instructions pursuant to instructions such Indemnified Party reasonably believes may have been given by an Authorized Person based on the certifications and representations set forth therein.

Each Authorized Person agrees to inform the Fund in writing of any amendment to the Trust Documents that affects the Trust’s investment in the Fund or authority with respect thereto, or any change in the composition of the Authorized Person(s), or any other event that could alter the certifications made herein. The Fund may rely on the continued validity of this certification indefinitely absent actual receipt by the Fund of such notice.

4.	Authorization(s)

All Authorized Person(s) must sign. Should only one person execute this certificate, such person hereby represents that such person is, in fact, designated by the Trust to be either the sole trustee of the Trust or a trustee that is authorized to act individually and, as such, it shall constitute a representation that the signer is the sold Authorized Person for the Trust. Attach extras pages, if necessary.

	Print Name of Authorized Person		Print Name of Authorized Person

	Signature of Authorized Person	Date	Signature of Authorized Person	Date

Return completed form to one of the following: Questions: Sealy Investment Securities, LLC 888.732.5990	PO Box Sealy & Company, LLC PO Box 219358 Kansas City, MO 64121	OR	Overnight Address Sealy & Company, LLC 430 W 7th Street Suite 219358 Kansas City, MO 64105

16	SIPIV-SD-CAR-SIS/102024